SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                            EXCHANGE ACT OF 1934

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                                AMTEC, INC.
                                -----------
              (Name of Registrant as Specified in its Charter)


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FINANCIAL CONTACT                                   FINANCIAL RELATIONS
Karin-Joyce Tjon                                    Cameron Associates Inc.
Executive Vice President                            Kevin McGrath
212.319.9160                                        212.245.4577
E-mail: ktjon@amtec-inc.com                         kevin@cameronassoc.com
---------------------------                         ----------------------
Webpage: www.amtec-inc.com


                     AMTEC SPECIAL SHAREHOLDERS MEETING
                    TO APPROVE PENDING TERREMARK MERGER
                           SCHEDULED FOR APRIL 28

New York, NY - March 23, 2000 - AmTec, Inc. (Amex: ATC), an international telecommunications and Internet services company, today announced that it has scheduled a special shareholders meeting to approve its pending merger with Terremark Holdings, Inc. and related transactions for April 28, 2000 at 10:00 a.m. in New York City at the Waldorf Astoria Hotel. AmTec expects to mail the proxy to shareholders on or about March 27, 2000. AmTec's Board of Directors previously approved the merger with Terremark Holdings, Inc. on November 24, 1999.

Terremark is already proceeding with the implementation of its telecommunications/real estate strategy with its recently announced acquisition of Telecom Routing Exchange Developers, Inc. ("T-REX"), a facilities provider to the telecommunications industry.

AmTec, Inc. is an international telecommunications services company that provides voice, data and Internet telephony services through IP.com, a partnership with Fusion Telecommunications International, and provides IP fax and related services in Asia through IXS.NET. Terremark Holdings, Inc. is a privately held, full service real estate and development company based in Miami. Terremark's independent subsidiaries specialize in real estate development, property management, brokerage, consulting, financing, construction and condominium and hotel management.

                                  **********

      NOTE: Forward-looking statements in this press release are necessarily subject to risks and uncertainties that may affect the accuracy of such statement. Such risks may include any political instability in China, any delays in construction of networks, and market acceptance of and demand for the Company's products. For a discussion of such risks, please refer to the Company's Form 10(K) files with the Securities and Exchange Commission for the fiscal year ending March 31, 1999. The Company undertakes no obligation to update such factors or to publicly announce the results of any revisions to the forward-looking statements contained herein. Investors and security holders of AmTec, Inc. are advised to read the proxy statement regarding the AmTec and Terremark merger and related transactions referenced in the foregoing information, when it becomes available, because it will contain important information. Such proxy statement will be filed with the Securities and Exchange Commission by AmTec, Inc. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by AmTec, Inc. at the Securities and Exchange Commission's website http://www.sec.gov The proxy statement and such other documents may also be obtained from AmTec, Inc. by directing such request to: Karin-Joyce Tjon, Corporate Secretary, AmTec, Inc. 599 Lexington Avenue, 44th Floor, New York, NY 10022, tel.:
212-319-9160.